EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-46154 and 33-76678) of Virginia Beach Federal Financial Corporation of our report dated February 7, 1995, appearing in this Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP

Norfolk, Virginia
March 26, 1997